EXHIBIT 4.2
                     RYLAND MORTGAGE SECURITIES CORPORATION


                        MORTGAGE PARTICIPATION SECURITIES


                                 SERIES 1991-12






                                    AMENDMENT

                                       TO

                                TRUST AGREEMENTS

                                   Dated as of

                                   May 1, 1997




                                      among


                      FINANCIAL ASSET SECURITIZATION, INC.,
           formerly known as Ryland Mortgage Securities Corporation,
                                   Depositor,

                          NORWEST BANK MINNESOTA, N.A.,
                     as assignee of Ryland Mortgage Company,
                                Master Servicer,
                                       and

                              THE BANK OF NEW YORK,
       as assignee of NationsBank, N.A., successor to Sovran Bank, N.A.,
                                    Trustee

                          AMENDMENT TO TRUST AGREEMENTS


         THIS AMENDMENT TO TRUST AGREEMENTS, dated as of May 1, 1997, is made by and among FINANCIAL ASSET SECURITIZATION, INC. (formerly known as Ryland Mortgage Securities Corporation), a Virginia corporation (the "Depositor"), as depositor, NORWEST BANK MINNESOTA, N.A., a national banking association (the "Master Servicer"), as assignee of Ryland Mortgage Company, an Ohio corporation, as master servicer, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as assignee of NationsBank, N.A., successor to Sovran Bank, N.A., as trustee, under the Pooling Trust Agreement and the Issuing Trust Agreement, each dated as of July 1, 1991, among Ryland Mortgage Securities Corporation, Ryland Mortgage Company, and the Trustee relating to the Ryland Mortgage Securities Corporation Mortgage Participation Securities, Series 1991-12 (the "Trust Agreements"), which Trust Agreements incorporate by reference the Ryland Mortgage Securities Corporation, Mortgage Participation Securities, Standard Terms to Trust Agreement, March 1991 Edition (the "Standard Terms"). Capitalized terms used herein shall have the meanings assigned in the Trust Agreements unless otherwise defined herein.


                                    RECITALS

         WHEREAS, Section 11.01 of the Standard Terms provides that, subject to the conditions specified therein, the Trust Agreements may be amended by the Depositor, the Master Servicer, and the Trustee without the consent of any of the Securityholders to make any provisions with respect to matters arising with respect to the respective Trusts which are not covered by the Trust Agreements and which shall not be inconsistent with the provisions of the Trust Agreements; and

         WHEREAS, Section 11.01 of the Standard Terms also provides that, subject to the conditions specified therein, the Trust Agreements may be amended by the Depositor, the Master Servicer, and the Trustee with the consent of any of the Holders of Securities entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security without the consent of the Holder of such Security, (B) adversely affect in any material respect the interests of the Holders of any Class of Securities in a manner other than as described in (A), without the consent of the Holders of Securities of such Class evidencing at least 66% of the Voting Rights of such Class, or (C) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such amendment, without the consent of such Holders of all Securities then outstanding; and

         WHEREAS, the consent of the Holders of Securities entitled to at least 66% of the Voting Rights has been obtained with respect to the amendment effected by Section 2 hereof; and

         WHEREAS, the parties desire to amend the terms of the Trust Agreements as provided in this Amendment to Trust Agreements;

         NOW, THEREFORE, the Depositor, the Master Servicer, and the Trustee hereby agree to amend the terms of the Trust Agreements as follows:

                                    AGREEMENT

         1. As it applies to the Securities issued pursuant to the Trust Agreements, Section 9.01 of the Standard Terms, as modified by the Trust Agreements, is further amended by adding the following new paragraphs after the fifth paragraph in Section 9.01:

                  Notwithstanding any other provision of this Standard Terms to the contrary, the Holders of the majority of the Percentage Interest in the Class R-1 Securities (the "Residual Majority") may in connection with its election to make a Terminating Purchase make the following additional election. If the certificates in physical form evidencing the Regular Securities and the Residual Securities (other than those Securities held by the Residual Majority and by the Tax Matters Person) issued by the Issuing Trust are surrendered to the Trustee (duly endorsed for transfer) no later than the second Business Day (the "Purchase Election Date") prior to the Distribution Date on which the Terminating Purchase is to be made (the "Purchase Date"), the Residual Majority may elect, in lieu of purchasing the Mortgage Loans, to purchase all of the outstanding Regular Securities and the Residual Securities (other than those Securities held by the Residual Majority and by the Tax Matters Person) issued by the Issuing Trust (hereinafter, the "Securities") and to treat the Securities so purchased as remaining outstanding and having been purchased by the Residual Majority or its designee. In the event that the Residual Majority elects to purchase the Securities, the purchase price (the "Securities Purchase Price") to be deposited in the Asset Proceeds Account shall be 100% of the aggregate Security Principal Balance of the Securities, plus, with respect to each Class of Securities, Accrued Pass-Through Interest with respect to the related Distribution Date and any Accrued Pass-Through Interest from a previous Distribution Date remaining unpaid as of the Purchase Date; but if such election is not made on the Purchase Election Date, then the amount to be deposited in the Asset Proceeds Account shall be the Termination Price. In either event, the Holders of the Securities shall be entitled to receive the distributions set forth in this Section 9.01.

                  Any such further election to purchase the Securities and to treat such Securities as outstanding shall be made by the Residual Majority by written notice of such further election delivered to the Trustee no later than the Purchase Election Date. During the period after which the Trustee has given notice of the Terminating Purchase to the Securityholders and the Purchase Election Date, the Trustee shall use all reasonable efforts to obtain surrender of the certificates in physical form evidencing the Securities, together with such certificates or documents as may be required to be delivered by the transferor of a Security pursuant to Section 5.03 of the Standard Terms. On the Purchase Date, if the Residual Majority has elected to purchase the outstanding Securities and upon receipt by the Trustee of such certificates, agreements and/or opinions as may be required by any transferor or transferee pursuant to
                  Section 5.03 of the Standard Terms, the Trustee shall execute, and the Security Registrar shall authenticate and deliver, in the name of the Residual Majority or its designee, one or more new Regular Securities and Residual Securities of the Issuing Trust in an aggregate principal amount equal to the aggregate outstanding principal amount of the purchased Securities as of the date of purchase upon surrender of outstanding certificates evidencing the Securities, except to the extent that any of such Securities are in book entry form (in which case the transfer of such Securities shall be effected as provided in the Trust Agreement for the book-entry securities).

                  In connection with the foregoing, and notwithstanding anything else to the contrary contained in this Section 9.01 or elsewhere in this Standard Terms or in the Trust Agreements, if the Residual Majority elects to purchase the Securities upon the surrender of the outstanding certificates in physical form evidencing the same, then (i) such purchase shall not result in the payment in full of the principal of, or the cessation of interest payments on, the Securities, (ii) neither the respective obligations and responsibilities of the parties under the Trust Agreements, nor the Pooling Trust or Issuing Trust, shall terminate (notwithstanding the deposit of funds in respect of such purchase in the respective Asset Proceeds Account, the Section 3.11 Account or the Termination Account, as the case may be), (iii) the Mortgage Certificates shall be treated as remaining outstanding and the Trustee of the Issuing Trust shall not release any of the Mortgage Certificates but shall retain such assets as assets of the Issuing Trust, (iv) the Trustee of the Pooling Trust or the Custodian, as the case may be, shall not release any of the Mortgage Loan Files, but shall retain such assets as assets of the Pooling Trust, (v) neither the Depositor nor the Pooling Trust or Issuing Trust shall be deemed to have adopted a plan of liquidation pursuant to Section 9.02 of the Standard Terms, and (vi) the Master Servicer thereafter shall not elect to cause a Terminating Purchase, provided, however, that the Master Servicer thereafter may elect to cause a Terminating Purchase if the Master Servicer determines, based upon an Opinion of Counsel, that the REMIC status of any Trust REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

         2. As it applies to the Securities issued pursuant to the Trust Agreements, Section 2.03 of the Standard Terms, as modified by the Pooling Trust Agreement, is further amended by adding the following new subsection (k):

                        (k)  Purchase of Delinquent Mortgage Loans.
                  The Holder of the entire Security Principal Balance of the Class B Securities (the "Class B Holder"), at its option, may purchase, on any date during a Prepayment

                  Period, (i) any Mortgage Loan that is delinquent in payment by 90 days or more and that is in default or with respect to which default is reasonably foreseeable, or (ii) any Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the Mortgaged Premises either judicially or non-judicially. The Class B Holder shall purchase any such Mortgage Loan with its own funds at a price equal to its outstanding principal balance plus any accrued but unpaid interest thereon at its Note Rate through the Accounting Date preceding the Distribution Date. To the extent that the purchase of any Mortgage Loan pursuant to this paragraph results in the imposition of a "prohibited transaction" tax (as such term is defined in the Code), the Class B Holder shall reimburse the related REMIC for the amount of such tax; provided, however, that such reimbursement shall not result in a tax on contributions pursuant to Code section 860G(d). Promptly following any such purchase, the Class B Holder shall furnish a written report to the Rating Agencies indicating the number and aggregate unpaid principal balance of all Mortgage Loans repurchased pursuant to this Section 2.03(k).

         3. This Amendment to Trust Agreements may be executed in two or more counterparts, each such counterpart when executed and delivered shall be an original and all such counterparts together shall be one and the same document.

         4. This Amendment to Trust Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia applicable to agreements made and to be performed therein.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, and the Trustee have caused this Amendment to Trust Agreements to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the 1st day of May, 1997.

                                     FINANCIAL ASSET SECURITIZATION,
                                     INC.,
                                     formerly known as Ryland Mortgage
                                     Securities Corporation, as Depositor

                                     By:        /s/ R. Walter Jones IV
                                     Name:      R. Walter Jones IV
                                     Title:     President

                                     NORWEST BANK MINNESOTA, N.A.,
                                     assignee of Ryland Mortgage Company, as
                                     Master Servicer

                                     By:        /s/ Michael L. Mayer
                                     Name:      Michael L. Mayer
                                     Title:     Vice President

                                     THE BANK OF NEW
                                     YORK, assignee of
                                     NationsBank, N.A.,
                                     successor to
                                     Sovran Bank, N.A.,
                                     not in its
                                     individual
                                     capacity, but
                                     solely in its
                                     capacity as
                                     Trustee under the
                                     Trust Agreements

                                     By:        /s/ Jonathan S. Chayes
                                     Name:      Jonathan S. Chayes
                                     Title:     Assistant Treasurer

         By its execution hereof, each of the undersigned holders of the Class R-1 Securities (being all of the holders of Securities of such Class), and, in the case of Dynex Capital, Inc., the holder of Securities entitled to at least 66% of the Voting Rights, hereby consents to the terms hereof as of the 1st day of May, 1997.

DYNEX CAPITAL, INC.

By:      /s/ Lisa R. Cooke
Name:    Lisa R. Cooke
Title:   Vice President


NORWEST BANK MINNESOTA, N.A.

By:      /s/ Michael L. Mayer
Name:    Michael L. Mayer
Title:   Vice President

COMMONWEALTH OF VIRGINIA           )
                                   )        ss.
CITY OF RICHMOND                   )


         The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this 13th day of May, 1997, by R. Walter Jones IV, President, of Financial Asset Securitization, Inc., a Virginia corporation, on behalf of the corporation.



                                                              Carol C. Harding
                                                              Notary Public

My Commission expires: 9/30/98

[SEAL]




STATE OF MARYLAND                  )
                                   )        ss.
COUNTY OF HOWARD                   )


         The foregoing instrument was acknowledged before me in the County of Howard, Maryland this 23rd day of May, 1997, by Michael L. Mayer, Vice President of Norwest Bank Minnesota, N.A., a national banking association, on behalf of the association.


                                          David L. Navarre
                                          Notary Public

My Commission expires:  8/18/1998
[SEAL]

STATE OF NEW YORK                  )
                                   )        ss.
CITY OF NEW YORK                   )


         The foregoing instrument was acknowledged before me in the City of New York, New York this 30th day of May, 1997, by Jonathan S. Chayes, as Assistant Treasurer of The Bank of New York, a New York banking corporation, on behalf of the association.




                                                            Marilyn O. Austin
                                                            Notary Public

My Commission expires:  1/18/98

[SEAL]


COMMONWEALTH OF VIRGINIA           )
                                   )        ss.
COUNTY OF HENRICO                  )


         The foregoing instrument was acknowledged before me in the County of Henrico, Virginia this 1st day of May, 1997, by Lisa P. Cooke, Vice President of Dynex Capital Inc., a Virginia corporation, on behalf of the corporation.



                                                    Constance Jones
                                                    Notary Public

My Commission expires:  6/30/00
[SEAL]

COMMONWEALTH OF VIRGINIA           )
                                   )        ss.
CITY OF RICHMOND                   )


         The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this 1st day of May, 1997, by William H. West Jr. , Executive Vice President of SMFC One, Inc., a Virginia corporation, on behalf of the corporation.



                                                       P. Evans
                                                       Notary Public

My Commission expires:  1/31/97

[SEAL]